EX-28.h.2.a

AMENDMENT TO U.S. MUTUAL FUNDS ADMINISTRATION AGREEMENT

This Amendment to the U.S. Mutual Funds Administration Agreement is made as of November 13, 2018 (the "Amendment") by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator") and Dimensional Emerging Markets Value Fund, a Delaware statutory (the "Fund"). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Administrator and the Fund entered into a U.S. Mutual Funds Administration Agreement dated as of October 3, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the "Agreement"); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:
1. The Agreement is hereby amended as follows:

Schedule B6 and Annex 1 to the Agreement are delated in their entirety and replaced with the attached Schedule B6 and Annex 1.
2.
Notwithstanding the first two sentences of Section 12 of the Agreement, the Fund agrees to be bound to receive from the Administrator the Liquidity Risk Measurement Services as described in Schedule B6 attached hereto for at least twenty-four (24) months following the date of this Amendment. The parties further agree that the foregoing commitment will be deemed the "term" for the Liquidity Risk Measurement Services and that following the expiration of such term, the Liquidity Risk Measurement Services shall continue in full force and effect until terminated by either party by an instrument in writing delivered to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery. Except for the first two sentences of Section 12, all other provisions of Section 12 will apply with respect to the termination of the Liquidity Risk Measurement Services in the same way as such provisions apply with respect to the termination of the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York without regard to its conflicts of laws provisions.

EX-28.h.2.a

5.
This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Information Classification: Confidential

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

DIMENSIONAL EMERGING MARKETS VALUE FUND

By:	/s/ Carolyn O
Name:	Carolyn O
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

Schedule B6

Form N-PORT (the "Form N-PORT Services") and Form N-CEN (the "Form N-CEN Services") Support Services (collectively, the "Form N-PORT and Form N-CEN Support Services") Liquidity Risk Measurement Services ("Liquidity Risk Measurement Services") and Quarterly Portfolio of Investments Services (collectively, with the Form N-PORT and Form N-CEN Support Services and the Liquidity Risk Measurement Services, and for purposes of this Schedule B6, the "Services")

I. Services.

(a)     Standard N-PORT and N-CEN Reporting Solution (Data and Filing):
•
Subject to the receipt of all required data, documentation, assumptions, information and assistance from the Fund (including from any third parties with whom the Fund will need to coordinate in order to produce such data, documentation, and information), the Administrator will use required data, documentation, information and assistance from the Fund, the Administrator's internal systems and, in the case of portfolios not administered by the Administrator or its affiliates, third party Portfolio administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the "Required Data") to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by the Fund and (ii) annual updates of Form N-CEN for review and approval by the Fund.

•	The Fund acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.
•
Following review and final approval by the Fund of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of the Fund, the Administrator will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and maintain a record thereof in accordance with this Agreement and (ii) when required, electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to the Fund and each portfolio of the Fund ("Portfolio") as set forth in the attached Annex 1 which shall be executed by the Administrator and the Fund. The Form N-CEN Services will be provided to the Fund as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of the Fund and by virtue of an updated Annex 1 that is signed by both parties.

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(b)     Quarterly Portfolio of Investments Services:

•
Subject to the receipt of all Required Data, and as a component of the Form N-PORT and Form N-CEN Support Services, the Administrator will use such Required Data from the Fund, the Administrator's internal systems and other data providers to prepare a draft portfolio of investments (the "Portfolio of Investments"), compliant with GAAP, as of the Fund's first and third fiscal quarter-ends.

•
Following review and final approval by the Fund of each such draft Portfolio of Investments, and at the direction of and on behalf of the Fund, the Administrator will attach each Portfolio of Investments to the first and third fiscal quarter-end N-PORT filing that is submitted electronically to the SEC.

(c)     Liquidity Risk Measurement Services:
•	The Administrator will provide the following liquidity risk measurement services ("Liquidity Risk Measurement Services") to the Fund:
•
As applicable, the Administrator will provide each Fund with Liquidity Risk Measurement Services that will provide calculation of security level exposure, characteristics, liquidity analytics, including days to liquidate, liquidity scores, fixed income cost to liquidate, stress testing and redemption flow analysis. Liquidity analytics will be calculated monthly (or as the Administrator and each Fund may otherwise agree in writing from time to time) and, as applicable, aggregated monthly for purposes of inclusion in the Administrator's standard N-PORT filing template. Services also will include the Administrator's standard liquidity Fund profile report and online access to the Administrator's dynamic risk reporting tools which enable Funds to analyze and generate risk reporting.

•
The Administrator will be responsible for delivering the liquidity-related data calculated as part of the Liquidity Risk Measurement Services as further described above in this subsection 1(c). This includes providing such data to each Fund at the frequency agreed upon by the Parties and also set forth above in this subsection 1(c).

•
The Liquidity Risk Measurement Services will be provided to each Portfolio of the Fund(s) as set forth in the attached Annex 1, which shall be executed by the Administrator and the Fund(s). Annex 1 may be updated from time to time upon the written request of the Fund and by virtue of an updated Annex 1 that is signed by both parties.

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II.      Fund Duties, Representations and Covenants in Connection with the Services.

The provision of the Services to the Fund by the Administrator is subject to the following terms and conditions:

1.      The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Fund or its affiliates or any portfolio, pooled vehicle, security or other investment or portfolio regarding which the Fund or its affiliates provide services or is otherwise associated ("Fund Entities") that is generated or aggregated by the Administrator or its affiliates in connection with services performed on the Fund's behalf or otherwise prepared by the Administrator ("State Street Data," together with Required Data and Third Party Data (as defined below), "Services-Related Data"). The Administrator's obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by the Fund shall be as provided in such respective other agreements between the Administrator or its affiliates and the Fund relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced ("Other Fund Agreements"). Nothing in this Agreement or any service schedule(s) shall limit or modify the Administrator's or its affiliates' obligations to the Fund under the Other Fund Agreements.

In connection with the provision of the Services by the Administrator, the Fund acknowledges and agrees that it will be responsible for providing the Administrator with any information requested by the Administrator, including, but not limited to, the following:

(A) Arranging for the regular provision of all Services-Related Data to the Administrator, in formats compatible with Administrator-provided data templates (including, without limitation, related information and assumptions required by the Administrator in connection with a Fund reporting profile and Onboarding Checklist (defined below) and such other forms and templates as may be used by the Administrator for such purposes from time to time), for all Portfolios with respect to which services are provided under this Agreement, including but not limited to those to be reported on Form N-PORT and Form N-CEN (as determined by the Fund), including, without limitation, arranging for the provision of data from the Fund, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties. The onboarding checklist may be revised at any time by the Administrator, in consultation with the Fund, as it, or the information or assumptions, require (collectively, the "Onboarding Checklist"). If and to the extent that Required Data is already accessible to the Administrator (or any of its affiliates) in its capacity as administrator to the Fund or one or more Portfolios, the Administrator and the Fund will agree on the scope of the information to be extracted from the Administrator's or any of its affiliate's systems for purposes of the Administrator's provision of the Services, subject to the discretion of the Administrator, and the Administrator is hereby

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expressly authorized to use any such information as necessary in connection with providing the Services hereunder; and

(B) Providing all required information and assumptions not otherwise included in Fund data and assumptions provided pursuant to Section 1 (A) above, including but not limited to the Required Data, as may be required in order for the Administrator to provide the Services.

The following are examples of certain types of information that the Fund is likely to be required to provide pursuant to Sections 1(A) and 1(B) above, and the Fund hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN or any changes in requirements relating to the provision of Liquidity Risk Measurement Services:
• SEC filing classification of the Fund (i.e., small or large filer);
• Identification of any data sourced from third parties;
• Identification of any securities reported as Miscellaneous; and
• Any Explanatory Notes included in N-PORT Section E
• Parameters used in the generation of liquidity calculations.

2. The Fund and the Administrator agree that prior to the commencement of the Services a complete list of all material assumptions used by the Fund or that are expected to be used by the Fund in connection with the completion of requirements relating to the provision of Liquidity Risk Measurement Services, Form N-PORT and Form N-CEN, and the provision of the Services will be (a) developed and memorialized in writing by the Fund; (b) approved by the Fund and (c) provided to the Administrator. For purposes of this Section 2, "material assumptions" shall consist of any material assumptions identified in writing by the Fund to the Administrator and identified as such prior to the date of this Amendment, together with any other material assumptions that may be submitted in writing by the Fund to the Administrator following such date. The Fund will also be responsible for promptly notifying the Administrator of any changes in any such material assumptions previously notified to the Administrator by the Fund or otherwise previously approved by the Fund in connection with the Administrator's provision of the Services. The Fund acknowledges that the completion of Form N-PORT and Form N-CEN, and the provision of the Services, and the data required thereby, requires the use of material assumptions communicated by it to the Administrator in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:
• Investment classification of positions;
• Assumptions necessary in converting data extracts;
•	General operational and process assumptions used by the Administrator in performing the Services; and

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•	Assumptions specific to the Fund.

The Fund hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Fund (and/or the Administrator on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3.      The Fund acknowledges and agrees on the following matters:
(A) The Fund has independently reviewed the Services (including, without limitation, the material assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Fund has determined that the Services are suitable for its purposes. None of the Administrator or its affiliates, nor their respective officers, directors, employees, representatives, agents or service providers (collectively, including the Administrator, "State Street Parties") make any express or implied warranties or representations with respect to the Services or otherwise.
(B) The Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. The Administrator is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Administrator is not providing any customization, guidance, or recommendations. Where the Fund uses Services to comply with any law, regulation, agreement, or other Fund obligation, the Administrator makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and the Administrator has no obligation of compliance with respect thereto. The Administrator and the Fund mutually confirm and agree that the provisions of Section 8 of the Agreement apply to the Services set forth in this Schedule B6.
(C) For purposes of this Schedule B6, the term "Materials" shall mean any reports, charts, graphs, data, information, correspondence, analyses and other results generated by the Administrator in connection with the Services and provided by the Administrator to the Fund provided that the term "Materials" as used in this Schedule B6 shall not include the Fund's raw data or the as-filed versions of the Fund's Form N-PORT, Form N-CEN and Portfolio of Investments filings. The Fund may use the Services and the Materials: (a) for the internal business purpose of the Fund relating to the applicable Service, (b) for the administration and maintenance of the Fund's liquidity risk management program, or (c) for submission to the U.S. Securities and Exchange Commission, as required, of a Form N-PORT template and a Form N-CEN update, including any Portfolio of Investments, if applicable. The Fund may also redistribute the Materials in original or copied format, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as

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applicable, that have a reasonable interest in the Materials in connection with their relationship with the Fund (each a "Permitted Person"); provided, however, (i) the Fund may not charge a fee or otherwise receive compensation or profit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data ("Third Party Data") contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the Fund has separate license rights with respect to the use of such Third Party Data, or (iii) the Fund may not use the Services or Materials in any way to compete or enable any third party to compete with the Administrator. No Permitted Person shall have any further rights of use, copying, or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), the Fund, any of its affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in the Fund or any Permitted Persons (collectively, including the Fund, "Fund Parties"), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein, except with respect to Third Party Data to the extent the Fund has separate license rights with respect to the use of such Third Party Data). Without limitation, Fund Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.
(D) The Fund shall limit the access and use of the Services and the Materials by any Fund Parties to a need-to-know basis.
(E) The Services and all proprietary or confidential information of the Administrator (as confidential information is defined in the Agreement and other than Third Party Data and Required Data), are the sole property of the Administrator. The Fund has no rights or interests with respect to all or any part of the Services or the Administrator's proprietary or confidential information, other than its use, copying and redistribution rights expressly set forth in Section 3(C) herein. The Fund automatically and irrevocably assigns to the Administrator any right, title or interest that it has, or may be deemed to have, in the Services or the Administrator's proprietary or confidential information, including, for the avoidance of doubt and without

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limitation, any Fund Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with the Administrator (collectively, "Feedback") and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Fund.
(F) The Administrator may rely on Services-Related Data used in connection with the Services. The Administrator shall have no responsibility to confirm or otherwise verify the accuracy or completeness of any Services-Related Data. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.
(G) The parties hereby acknowledge and agree that the provisions of Section 8 of the Agreement apply to the provision of the Services under this Schedule B6.

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ANNEX 1

DIMENSIONAL EMERGING MARKETS VALUE FUND

Further to the Amendment dated as of November 13, 2018, to the U.S. Mutual Funds Administration Agreement dated as of October 3, 2012, between Dimensional Emerging Markets Value Fund (the "Fund") and State Street Bank and Trust Company (the "Administrator"), the Fund and the Administrator mutually agree to update this Annex 1 by adding/removing Portfolios as applicable:

Liquidity Risk Measurement Services
Dimensional Emerging Markets Value Fund	Frequency
Dimensional Emerging Markets Value Fund	Monthly

Form N-PORT Services and Quarterly Portfolio of Investments Services	Portfolio Type	Service Type
DIMENSIONAL EMERGING MARKETS VALUE FUND	Fund	Standard Form N-PORT Services and Quarterly Portfolio of Investments Services

Form N-CEN Services

DIMENSIONAL EMERGING MARKETS VALUE FUND

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IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

DIMENSIONAL EMERGING MARKETS VALUE FUND COMPANY			STATE STREET BANK AND TRUST

By:	/s/ Carolyn O		By:	/s/ Andrew Erickson
	Name:	Carolyn O		Name:	Andrew Erickson
	Title:	Vice President		Title:	Executive Vice President
	Address:			Address:	One Lincoln Street Boston, MA 02111
	Date:			Date:	November 19, 2018